UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934
(Amendment No. 1)

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WESTERN ASSET MORTGAGE CAPITAL CORPORATION
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WESTERN ASSET MORTGAGE CAPITAL CORPORATION
385 EAST COLORADO BOULEVARD
PASADENA, CALIFORNIA 91101
SUPPLEMENT TO PROXY STATEMENT
FOR THE ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON JUNE 25, 2021

TO THE STOCKHOLDERS OF WESTERN ASSET MORTGAGE CAPITAL CORPORATION:

This Supplement, dated May 28, 2021, provides updated information with respect to the Annual Meeting of Stockholders (the “Annual Meeting”) of Western Asset Mortgage Capital Corporation (the “Company”) to be held on June 25, 2021.

On or about May 4, 2021, the Company commenced the distribution of a Notice of Annual Meeting of Stockholders and Proxy Statement (the "Notice and Proxy Statement") to its stockholders. This Supplement, which describes a recent change in the proposed nominees for election to the Company’s Board of Directors (the “Board”) and amends and restates part of a Summary Compensation Table, should be read in conjunction with the Notice and Proxy Statement.

Resignation of Director and Withdrawal of Director Nominee for Election

As previously disclosed by the Company on a Current Report on Form 8-K filed with the SEC on May 21, 2021, Richard W. Roll, a member of the Board and a nominee for election as a director at the Annual Meeting, resigned from the Board on May 17, 2021, effective immediately. Mr. Roll’s decision to retire is due to personal reasons and he has not expressed any disagreement with the Company on any matters relating to the Company’s operations, policies, or practices. The nomination of Mr. Roll for election as a director has been withdrawn.

Mr. Roll served as the chairman of the Board's Compensation Committee. As a result of Mr. Roll's resignation from the Board and his committee position, the Board appointed current Board and Compensation Committee member, Lisa G. Quateman, as the Chairwoman of the Compensation Committee of the Board.

Proposed Change to Elect the 6 Remaining Director Nominees in Proposal 1

In light of Mr. Roll's resignation from the Board and the subsequent withdrawal of his name as a nominee for election as a director, Proposal 1 in the Notice and Proxy Statement now proposes to elect the six (6) remaining director nominees named in the Proxy Statement to hold office until his or her respective successor has been elected and qualified, or until such individual’s earlier resignation or removal.

THE BOARD RECOMMENDS AN AFFIRMATIVE VOTE FOR THE ELECTION OF EACH OF THE SIX (6) REMAINING DIRECTOR NOMINEES

Amendment and Restatement of Summary Compensation Table

As reported in the Proxy Statement, the bonus for Lisa Meyer, our Chief Financial Officer and Treasurer, for the twelve months ended December 31, 2020 was not included in the Summary Compensation Table included in the Proxy because it had not been determined at the time of filing the Proxy. On May 14, 2021, Western Asset Management Company, LLC (the "Manager"), the manager of the Company, finalized the bonus payable to Ms. Meyer, with respect to the fiscal year ended December 31, 2020. For such period, the Manager paid Ms. Meyer a bonus totaling $535,000, which consisted of $428,000 in cash and $107,000 in deferred cash under the Manager's deferred compensation plan. The bonus is included in the "Bonus" column of the Summary Compensation Table below. As disclosed in the Proxy Statement, the Company will reimburse the Manager for the payment of this bonus.

The following disclosure amends and restates the 2020 Summary Compensation Table set forth on page 15 of the Proxy Statement.

2020 Summary Compensation Table

The following table sets forth Ms. Meyer's summary compensation (paid by the Manager and reimbursed by us) for the fiscal years ended December 31, 2020, December 31, 2019 and December 31, 2018.

Name and Principal Position	Year	Salary	Bonus		Stock Awards		All Other Compensation		Total
Lisa Meyer (Chief Financial Officer and Treasurer)	2020	$300,000	$535,000	(1)	$—	(2)	$43,588	(3)	$878,588
	2019	$300,000	$525,000	(4)	$—	(2)	$50,005	(5)	$875,005
	2018	$300,000	$485,000	(6)	$—	(2)	$37,287	(7)	$822,287

(1)Represents a bonus consisting of $428,000 in cash and $107,000 in deferred cash under the Manager's deferred compensation plan.
(2)No shares were awarded to Ms. Meyer pursuant to the Company's equity incentive plans in 2018, 2019 or 2020.

(3)Includes (i) $14,250 in matching contributions to our Manager’s 401(k) plan, (ii ) $4,090 in life insurance premiums paid on behalf of Ms. Meyer, (iii) $18,155 in medical benefits paid on behalf of Ms. Meyer and (iv) $7,093 in other miscellaneous expenses.
(4)Represents a bonus consisting of $420,000 in cash and $105,000 in deferred cash under the Manager's deferred compensation plan. This amount does not include restricted shares of the Company's common stock that were previously owned by the Manager and awarded to Ms. Meyer under its deferred compensation plan. Such restricted shares had a grant date value of $8,800 and will vest in one-quarter increments on April 30 of each of 2021, 2022, 2023 and 2024.
(5)Includes (i) $14,250 in matching contributions to our Manager’s 401(k) plan, (ii) $3,713 in life insurance premiums paid on behalf of Ms. Meyer, (iii) $18,787 in medical benefits paid on behalf of Ms. Meyer and (iv) $13,255 in other miscellaneous expenses.
(6)Represents a bonus consisting of $420,000 in cash and $65,000 in deferred cash under the Manager's deferred compensation plan. This amount does not include restricted shares of the Company's common stock that were previously owned by the Manager and awarded to Ms. Meyer under its deferred compensation plan. Such restricted shares had a grant date value of $40,000 and will vest in one-quarter increments on April 30 of each of 2020, 2021, 2022 and 2023.

(7)Includes (i) $13,750 in matching contributions to our Manager’s 401(k) plan, (ii) $3,420 in life insurance premiums paid on behalf of Ms. Meyer, (iii) $17,805 in medical benefits paid on behalf of Ms. Meyer and (iv) $2,312 in other miscellaneous expenses.

Voting Matters
If you have already returned your proxy card or provided voting instructions, you do not need to take any action unless you wish to change your vote. Proxies already returned by stockholders (via Internet or mail) will remain valid and will be voted at the Annual Meeting unless revoked. Shares represented by proxy cards returned before the Annual Meeting will be voted for the directors nominated by the Board as instructed on the form, except that votes will not be cast for Mr. Roll because he is no longer standing for election. If you have not yet returned your proxy card or submitted your voting instructions, please complete the form or submit instructions, disregarding Mr. Roll’s name as a nominee for election as director.

None of the other agenda items presented in the Notice and Proxy Statement are affected by this Supplement, and shares represented by proxy cards returned before the Annual Meeting will be voted with respect to all other matters properly brought before the Annual Meeting as instructed on the form.

Information regarding how to vote your shares and revoke already submitted proxies is available in the Proxy Statement under the caption “Solicitation and Revocation of Proxy.”

We look forward to your participation at the Annual Meeting.

By order of the Board of Directors,
/s/ Charles A. Ruys de Perez
Charles A. Ruys de Perez, Secretary	WESTERN ASSET MORTGAGE CAPITAL CORPORATION
Secretary	385 East Colorado Boulevard
May 28, 2021	Pasadena, California 91101